EXHIBITS 9(a)(2)

                           SCUDDER SERVICE CORPORATION
                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             Scudder Family of Funds

Annual maintenance fee for each account

1/12th of the annual maintenance fee shall he charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $1,000.

     Money Market Funds                                      $28.90
     Monthly Income Funds                                     25.00
     Quarterly Distribution Funds                             20.40
     Annual Distribution Funds                                17.55

Other fees

New Account Set Up                                           $ 3.15 each
Disaster Recovery                                              0.25 per year
Closed Accounts                                                1.20 per year
TIN Certificates                                               0.15 each
TIN Maintenance                                                0.25 each
Check Writing:
     Set Up                                                    5.00 per account
     Retail Check Clearance                                    0.96 per check
     Corporate Check Clearance                                 0.46 per check
Payroll Deduction Processing System (PDPS):
     Annual Base Fee                                           240,000.00
     Annual Maintenance:
          IRA                                                  6.00 per account
          403B                                                 7.00 per account
          401K                                                 8.00 per account

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

     Telephone (portion allocable to servicing accounts)
     Postage, overnight service or similar services
     Stationery and envelopes
     Shareholder Statements - printing and postage
     Checks - stock supply, printing and postage
     Data circuits
     Lease and maintenance of S.A.I.L. and Easy Access
     Forms
     Microfilm and microfiche
     Expenses incurred at the specific direction of the fund

Payment

The above will be billed within the first five(s) business days of each month and will be paid by wire within five (5) business days of receipt.

On behalf of the Funds listed in Attachment A:      Scudder Service Corporation:

By /s/ David S. Lee                                 By /s/ Daniel Pierce
   ---------------------------                         -------------------------

Date October 2, 1989                                Date October 2, 1989
     -------------------------                           -----------------------


*    SCIT per account change is $25.78

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                                  ATTACHMENT A

                     TRANSFER AGENCY AND SERVICE AGREEMENT


Money Market Accounts

     Scudder California Tax Free Money Fund
     Scudder Cash Investment Trust
     Scudder Government Money Fund
     Scudder New York Tax Free Money Fund
     Scudder Tax Free Money Fund

Monthly Income Funds

     Scudder California Tax Free Fund
     Scudder GNMA Fund
     Scudder High Yield Tax Free Fund
     Scudder International Bond Fund
     Scudder Managed Municipal Bonds
     Scudder Massachusetts Tax Free Fund
     Scudder New York Tax Free Fund
     Scudder Ohio Tax Free Fund
     Scudder Pennsylvania Tax Free Fund
     Scudder Short Term Bond Fund
     Scudder Tax Free Target Fund - 1990 Portfolio
     Scudder Tax Free Target Fund - 1993 Portfolio
     Scudder Tax Free Target Fund - 1996 Portfolio

Quarterly Distribution Funds

     Scudder Equity Income Fund
     Scudder Growth and Income Fund
     Scudder Income Fund

Annual Distribution Funds

     Scudder Capital Growth Fund
     Scudder Development Fund
     Scudder Global Fund
     Scudder Gold Fund
     Scudder International Fund
     Scudder U.S. Government Zero Coupon Target 1990 Portfolio
     Scudder U.S. Government Zero Coupon Target 1995 Portfolio
     Scudder U.S. Government Zero Coupon Target 2000 Portfolio


October 2, 1989